Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts

Nuveen Equity Premium Advantage Fund
333-123449
811-21731


We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreements filed in Proxy materials in the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013068.